UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 18, 2011

VENTAS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-10989	61-1055020
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 S. Wacker Drive, Suite 4800, Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (877) 483-6827

Not Applicable

Former Name or Former Address, if Changed Since Last Report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.              Entry into a Material Definitive Agreement.

The disclosures contained in “Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant” of this Current Report on Form 8-K and Exhibits 10.1 and 99.1 to this Current Report on Form 8-K are incorporated in this Item 1.01 by reference.

Item 1.02.              Termination of a Material Definitive Agreement.

Effective October 18, 2011, Ventas Realty, Limited Partnership (“Ventas Realty”), a wholly owned subsidiary of Ventas, Inc. (the “Company”), repaid all loans outstanding and terminated the commitments under the Credit and Guaranty Agreement dated as of April 26, 2006, as amended, and the Credit and Guaranty Agreement dated as of March 13, 2008, as amended (together, the “Existing Credit Agreements”), in each case among Ventas Realty and the other borrowers named therein, as borrowers, the Company, as guarantor, the lenders identified therein and Bank of America, N.A., as Administrative Agent.

Item 2.03.              Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On October 18, 2011, Ventas Realty, Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., each of which is a wholly owned subsidiary of the Company, as borrowers (collectively, the “Borrowers”), and the Company, as guarantor, entered into a Credit and Guaranty Agreement (the “New Credit Agreement”) with the lenders indentified therein and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.  The New Credit Agreement provides for a $2.0 billion unsecured revolving credit facility that may be increased, at the Borrowers’ option, to up to $2.5 billion, subject to the satisfaction of certain conditions set forth in the New Credit Agreement, including the receipt of additional commitments for such increase.  The New Credit Agreement includes sublimits of (i) up to $200 million for letters of credit, (ii) up to $200 million for swingline loans, (iii) up to $250 million for loans in certain alternative currencies, and (iv) up to 50% of the facility for certain negotiated rate loans.

The Borrowers’ obligations under the New Credit Agreement are guaranteed by the Company and rank equal in right of payment with all other senior unsecured obligations of the Borrowers and the Company.

Borrowings outstanding under the New Credit Agreement bear interest at a fluctuating rate per annum equal to an applicable percentage over (i) in the case of Eurocurrency rate loans, the one-, two-, three- or six-month LIBOR, at the Borrower’s option, or (ii) in the case of base rate loans, the higher of (x) the federal funds rate in effect for the relevant period plus 0.50%, (y) the annual rate of interest announced by Bank of America, N.A. as its “prime rate” and (z) the one-month LIBOR plus 1.0%.  The applicable percentage is determined by reference to Ventas Realty’s senior unsecured long-term debt ratings and ranges from 1.00% to 1.85% for Eurocurrency rate loans and from 0.00% to 0.85% for base rate loans.  Negotiated rate loans pursuant to the New Credit Agreement bear interest at the rate agreed to between the relevant Borrower and the applicable lender.  The Borrowers are also obligated to pay an annual facility fee on the aggregate revolving commitments under the New Credit Agreement that ranges from 15 to 45 basis points based on Ventas Realty’s senior unsecured long-term debt ratings.

The New Credit Agreement matures on October 16, 2015, but may be extended, at the Borrowers’ option, for an additional period of one year, subject to the satisfaction of certain conditions set forth in the New Credit Agreement.  Loans outstanding under the New Credit Agreement may be repaid from time to time without premium or penalty, other than customary breakage costs, if any, with respect to Eurocurrency rate loans.

The New Credit Agreement imposes certain customary restrictions on the Borrowers, the Company and their subsidiaries, including restrictions pertaining to: (i) liens; (ii) investments; (iii) the incurrence of additional indebtedness; (iv) mergers, sales of assets and dissolutions; (v) certain dividend, distribution and other payments; (vi) permitted businesses; (vii) transactions with affiliates; (viii) agreements limiting certain liens; and (ix) the maintenance of certain consolidated total leverage, secured debt leverage, unsecured leverage and fixed charge coverage ratios and minimum consolidated adjusted net worth.

The New Credit Agreement contains customary events of default.  If a default occurs and is continuing, the Borrowers may be required to repay all amounts outstanding under the New Credit Agreement.

The foregoing description of the New Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the New Credit Agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated in this Item 2.03 by reference.

The representations, warranties and covenants contained in the New Credit Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to investors, or may have been used for the purpose of allocating risk between the parties.  Accordingly, the representations and warranties in the New Credit Agreement are not necessarily characterizations of the actual state of facts about the Company, the Borrowers and their subsidiaries at the time they were made or otherwise and should be read only in conjunction with the other information that the Company makes publicly available in reports, statements and other documents filed with the Securities and Exchange Commission.  Investors are not third-party beneficiaries of, and should not rely upon, such representations, warranties and covenants.

A copy of the press release issued by the Company on October 18, 2011 announcing the closing of the New Credit Agreement is filed herewith as Exhibit 99.1 and incorporated in this Item 2.03 by reference.

Item 9.01.              Financial Statements and Exhibits.

(a)  Financial Statements of Businesses Acquired.

Not applicable.

(b)  Pro Forma Financial Information.

Not applicable.

(c)  Shell Company Transactions.

Not applicable.

(d)  Exhibits:

Exhibit Number	Description

10.1

Credit and Guaranty Agreement, dated as of October 18, 2011, among Ventas Realty, Limited Partnership, Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., as borrowers, Ventas, Inc., as guarantor, the lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

99.1	Press release issued by the Company on October 18, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VENTAS, INC.

Date: October 24, 2011	By:	/s/ Kristen M. Benson
Kristen M. Benson
Vice President and
Senior Securities Counsel

EXHIBIT INDEX

Exhibit Number	Description

10.1

Credit and Guaranty Agreement, dated as of October 18, 2011, among Ventas Realty, Limited Partnership, Ventas SSL Ontario II, Inc. and Ventas SSL Ontario III, Inc., as borrowers, Ventas, Inc., as guarantor, the lenders identified therein, and Bank of America, N.A., as Administrative Agent, Swing Line Lender, L/C Issuer and Alternative Currency Fronting Lender.

99.1	Press release issued by the Company on October 18, 2011.